UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

November 30, 2006

Dear Teppco Partners, L.P. Unitholder:

You have previously received proxy materials for the Special Meeting of Unitholders of Teppco Partners, L.P.  which has been adjourned to December 8, 2006.  Your Teppco Partners, L.P. units are registered in the name of your broker as the holder of record and can only be voted upon receipt of your instructions. The Board of Directors of Texas Eastern Products Pipeline Company, LLC, our general partner, recommends a vote FOR all proposals.

PLEASE VOTE TODAY!!

EVERY VOTE COUNTS REGARDLESS OF THE NUMBER OF UNITS YOU OWN!

The deadline for voting by telephone or through the Internet is 11:59 pm Eastern Time on December 7, 2006. Please take a moment to provide your voting instructions as soon as possible using one of the following methods:

Available 24 Hours – 7 Days a Week!

VOTE BY TELEPHONE		VOTE BY INTERNET

Using a touch-tone telephone, call the toll-free number which appears on the top left corner on your enclosed Voting Instruction Form. Just follow these three easy steps:		Go to website: WWW.PROXYVOTE.COM Just follow these three easy steps:

1.	Read the Teppco Partners, L.P. Proxy Statement and enclosed Voting Instruction Form.	1.	Read the Teppco Partners, L.P. Proxy Statement and enclosed Voting Instruction Form.

2.	Call the toll-free number 1-800-454-8683 located on the top left corner of your Voting Instruction Form.	2.	Go to the website www.proxyvote.com.

3.	Please have your Voting Instruction Form in hand and follow the simple instructions.	3.	Please have your Voting Instruction Form in hand and follow the simple instructions.

If you have any questions or need assistance in casting your vote, please call our proxy solicitor,
Georgeson Inc., at 1-866-767-8980